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                                                                     Exhibit 23




                         Consent of Independent Auditors

We consent to the incorporation by reference in: (1) the Registration Statement on Form S-8 (No. 33-77944) pertaining to the Landair Services, Inc. Stock Option and Incentive Plan and the Employee Stock Purchase Plan, (2) the Registration Statement on Form S-8 (no. 333-03891) pertaining to the Landair Services, Inc. Amended and Restated Stock Option and Incentive Plan, and (3) the Registration Statement on Form S-8 (no. 333-03893) pertaining to the Landair Services, Inc. Non-Employee Director Stock Option Award and Non-Employee Director Stock Option Plan, of our report dated January 30, 1998, with respect to the consolidated financial statements and schedule of Landair Services, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997.



                                                   ERNST & YOUNG LLP

Nashville, Tennessee
February 25, 1998